SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2018

LA QUINTA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36412	90-1032961
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Hidden Ridge, Suite 600, Irving, Texas 75038

(Address of principal executive offices, including zip code)

(214) 492-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

On May 30, 2018, La Quinta Holdings Inc., a Delaware corporation (“La Quinta”), completed a series of previously announced transactions in which (a) immediately prior to the Merger (as defined below), pursuant to a Separation and Distribution Agreement dated January 17, 2018 (the “Separation Agreement”), La Quinta, among other things, (i) effected a reclassification and combination of the La Quinta Common Stock (as defined below) whereby each share of the common stock of La Quinta (par value $0.01) was reclassified and combined into one half of a share of the common stock of La Quinta (par value $0.02) (the “Reverse Stock Split”), (ii) conveyed La Quinta’s owned real estate assets and certain related assets and liabilities to CorePoint Lodging Inc., a Maryland corporation and an indirect wholly-owned subsidiary of La Quinta (“CorePoint”), and, (iii) thereafter, distributed (the “Distribution”) to the holders of the common stock of La Quinta all of the issued and outstanding shares of common stock of CorePoint, which became a separate publicly traded company, and (b) immediately after the Distribution, Wyndham Worldwide Corporation, a Delaware corporation (“Wyndham Worldwide”), completed its acquisition of La Quinta’s franchise and management business pursuant to the terms of the Agreement and Plan of Merger, dated as of January 17, 2018 (the “Merger Agreement”), by and among La Quinta, Wyndham Worldwide and WHG BB Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Wyndham Worldwide (“Merger Sub”), pursuant to which Merger Sub was merged with and into La Quinta, with La Quinta continuing as the surviving corporation (the “Merger”). As a result of the Merger, La Quinta became a wholly owned subsidiary of Wyndham Worldwide.

Item 1.01	Entry into a Material Definitive Agreement

In connection with the consummation of the Distribution (and the related transactions), on May 30, 2018, La Quinta and CorePoint and certain of their respective subsidiaries entered into several agreements that will govern the relationship of the parties following the Distribution, including, among others, a Transition Services Agreement and a Tax Matters Agreement.

A description of each of the Tax Matters Agreement and the Transition Services Agreement is set forth in the section titled “Other Agreements” contained in the Current Report on Form 8-K filed by La Quinta with the Securities and Exchange Commission (“SEC”) on January 18, 2018, which descriptions are incorporated herein by reference. These descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the consummation of the Merger, on May 30, 2018, all outstanding amounts under the Credit Agreement, dated April 14, 2014, among La Quinta, La Quinta Intermediate Holdings L.L.C., as borrower, the other guarantors party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent, swing line lender and L/C lender, and the other lenders party thereto from time to time (the “Credit Agreement”) were repaid in full. The Credit Agreement is filed as Exhibit 10.9 to La Quinta’s Registration Statement on Form S-1 (File no. 333-193860) and incorporated in this Item 1.02 by reference.

Pursuant to a support agreement entered into by and among certain entities affiliated with The Blackstone Group, L.P. (such entities, collectively, the “Blackstone stockholders”) and Wyndham Worldwide, effective as of the consummation of the Merger, La Quinta and the Blackstone stockholders terminated, without payment and without any further right, obligation or liability thereunder (other than the exculpation and no recourse provisions therein), (i) the Stockholders’ Agreement, dated as of April 14, 2014, by and among La Quinta and each of the Blackstone stockholders (the “Stockholders’ Agreement”), and (ii) the Registration Rights Agreement, dated as of April 14, 2014, by and among La Quinta and the Blackstone stockholders (the “Registration Rights Agreement”), other than the indemnification obligations therein. The Stockholders’ Agreement and the Registration Rights Agreement are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to La Quinta’s Current Report on Form 8-K filed with the SEC on April 14, 2014 and incorporated in this Item 1.02 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated by reference herein.

On May 30, 2018, pursuant to the terms of the Separation Agreement, La Quinta completed the Distribution. Each La Quinta stockholder has received one share of common stock, par value $0.01 per share, of CorePoint for each share of La Quinta Common Stock (after giving effect to the Reverse Stock Split) held by such stockholder as of 5:00 p.m., Eastern time, on the record date.

Immediately following the Distribution, on May 30, 2018, pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into La Quinta, with La Quinta continuing as the surviving corporation. At the effective time of the Merger (the “Effective Time”) and as a result of the Merger, La Quinta became a wholly owned subsidiary of Wyndham Worldwide and each share of common stock, par value $0.02 per share (after giving effect to the Reverse Stock Split), of La Quinta (the “La Quinta Common Stock”) that was issued and outstanding immediately prior to the Effective Time (other than shares of La Quinta Common Stock (i) held by La Quinta as treasury stock or (ii) owned by Wyndham Worldwide or Merger Sub immediately prior to the Effective Time (which were cancelled without payment of any consideration) was converted into the right to receive $8.40 in cash per share prior to giving effect to the Reverse Stock Split (or $16.80 in cash per share after giving effect to the Reverse Stock Split), without interest (the “Merger Consideration”). The Merger Consideration is in addition to the shares of common stock of CorePoint that the La Quinta stockholders have received in the Distribution, as described above.

Each La Quinta restricted stock award outstanding vested and became free of restrictions as of the Effective Time and was cancelled and terminated, and each holder of a La Quinta restricted stock award received the right, in respect of such La Quinta restricted stock award, to an amount in cash (less any applicable withholding taxes) equal to (A) the number of shares of La Quinta Common Stock subject to such La Quinta restricted stock award, multiplied by (B) the Merger Consideration. Any vesting conditions applicable to each La Quinta restricted share unit outstanding accelerated in full, and such La Quinta restricted share unit was cancelled and terminated, and each holder of a La Quinta restricted share unit received the right to receive from the surviving corporation, in respect of such La Quinta restricted share unit, an amount in cash (less any applicable withholding taxes) equal to (A) the number of shares of La Quinta Common Stock previously subject to such restricted share unit award, multiplied by (B) the Merger Consideration.

Wyndham Worldwide financed the transaction with incremental borrowings as well as available cash.

The foregoing description of the Distribution, the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement and the Merger Agreement, which are incorporated herein by reference to Exhibits 2.2 and Exhibits 2.1, respectively, of the Current Report on Form 8-K filed by La Quinta with the SEC on January 18, 2018.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, La Quinta notified the New York Stock Exchange (the “NYSE”) on May 30, 2018 of the completion of the Merger and requested that the NYSE file with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist the La Quinta Common Stock and suspend trading of the La Quinta Common Stock prior to the opening of trading on May 31, 2018.

Additionally, La Quinta intends to file with the SEC a certification on Form 15 under the Exchange Act requesting that the La Quinta Common Stock be deregistered under Section 12(b) of the Exchange Act and that La Quinta’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the La Quinta Common Stock be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 above and Item 5.03 below in this Current Report on Form 8-K is incorporated by reference herein in response to this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 above in this Current Report on Form 8-K is incorporated by reference herein in response to this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, in connection with the Merger, at the Effective Time on May 30, 2018, each of James Abrahamson, Glenn Alba, Scott Bergren, Alan J. Bowers, Henry G. Cisneros, Keith A. Cline, Giovanni Cutaia, Brian Kim, Mitesh B. Shah and Gary M. Sumers voluntarily resigned from the board of directors of La Quinta and the following directors of Merger Sub became the initial directors of La Quinta: Paul Cash, Robert Loewen and Nicola Rossi.

These resignations were not a result of any disagreements between La Quinta and the resigning directors on any matter relating to La Quinta’s operations, policies or practices.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 30, 2018, prior to the Distribution, La Quinta filed a certificate of amendment to its Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware. The Certificate of Amendment became effective as of 4:25 p.m. Eastern Time on May 30, 2018. The above description of the Certificate of Amendment and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Pursuant to the Merger Agreement, at the Effective Time, by virtue of the Merger, the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of La Quinta were each amended and restated in their entirety and became the certificate of incorporation and bylaws of the surviving corporation. The Second Amended and Restated Certificate of Incorporation of La Quinta is filed as Exhibit 3.2 hereto and incorporated by reference herein. The Second Amended and Restated Bylaws of La Quinta are filed as Exhibit 3.3 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of La Quinta Holdings Inc.

3.2	Second Amended and Restated Certificate of Incorporation of La Quinta Holdings Inc.

3.3	Second Amended and Restated Bylaws of La Quinta Holdings Inc.

10.1	Tax Matters Agreement, dated as of May 30, 2018, by and between La Quinta and CorePoint

10.2	Transition Services Agreement, dated as of May 30, 2018, by and between La Quinta and CorePoint

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA QUINTA HOLDINGS INC.

(Registrant)

By:	/s/ Steven A. Meetre
Steven A. Meetre
Senior Vice President and Assistant Secretary

Date: May 31, 2018